SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


          Date of Report (Date of earliest event reported) April 6, 2001





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Colorado                          0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)


                       4250 Buckingham Dr. #100
                      Colorado Springs, Colorado                80907
                ----------------------------------------       --------
                (Address of principal executive offices)       Zip Code


          Registrant's telephone, including area code: (719) 531-9444



                          1465 Kelly Johnson Boulevard
                        Colorado Springs, Colorado 80920
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 5.  Other Information

         The following press release "Simtek Announces Financial Results for 2000" was released on March 29, 2001.

                           SIMTEK ANNOUNCES 57% GROWTH

                                FINANCIAL RESULTS
                                    FOR 2000

     COLORADO SPRINGS,  Colorado - March 29, 2001 -- Simtek Corporation (OTC BB:
SRAM), provider of high performance nonvolatile memory and logic integrated circuits, announced financial results for the fourth quarter and year ending December 31, 2000.

     The company posted record annual revenue of $12,150,750 for 2000, growing 57% over 1999 revenue of $7,754,952. Fourth quarter revenue was $2,929,978, compared to $2,311,593 from the same period in 1999.

     Proforma income from operations for the year (excluding non-cash charges of $3,962,645 for purchasing WebGear intellectual property and $301,000 of amortized costs related to investor relations services performed by two investment bank firms) was $884,819, up from a loss of $149,470 in 1999. In the fourth quarter non-cash adjustments were made to the WebGear IP contract resulting in a return of 500,000 shares to Simtek's treasury at a value of $421,900. $257,000 of non-cash expense was recorded in the fourth quarter against amortized investor relations activities.

     Demand for Simtek products remained strong through 2000 with increasing orders resulting in a backlog valued at $7.9M at year end, up from $1.4M a year earlier. Simtek's book-to-bill ratio for 2000 was 1.54, with new customers added. Limited wafer availability in the second half of 2000 restricted Simtek's ability to satisfy a portion of its customer demand during this period.

     Simtek supports a wide range of customers on an international basis. 43% of 2000 sales were in North America, while 17% were in Europe and 40% were in the far east. Approximately 15% of the sales outside of North America are shipped to subcontractors who are manufacturing systems for companies based in the United States.

     During 2000 Simtek made several investments designed to expand technology and product capabilities into new markets and applications. Integrated Logic Systems, Inc. and Macrotech Semiconductor were acquired in May and June, respectively, with stock exchange agreements using pooling of interest accounting methods. Legal and accounting fees associated with the transactions were expensed, but there were no charges to income as a direct result of the share exchanges. In September Simtek acquired intellectual property and incomplete research and development from WebGear, Inc. in a stock transaction valued at approximately $4M that will be used to develop products intended for the wireless Bluetooth market. This expense was taken as a charge during the year.


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


     "During the second half of 2000 our customer demand continued to grow beyond the availability of processed silicon wafers, limiting our revenue growth to 57% year over year," stated Douglas Mitchell, Simtek's president and CEO. "Fortunately, we have been able to maintain our customer relationships and have built substantial backlog that we are starting to fill as more product becomes available in the first quarter of 2001. I believe that Simtek has used the past year to build infrastructure with the addition of new technologies and capabilities ideally suited to grow our business over the next two to three years in application segments with great promise. The combination of our core memory business with the new logic and data communications businesses will strengthen the company, reduce risk and create value as demand in technology continues to rise."

     Joseph Safina, World Trade Partners' CEO and financial advisor to Simtek, said "Simtek's activities during the past year have proven to be very timely, building the infrastructure required to establish new leaders when the technology sector works its way through the current downturn. I'm very pleased with the way the company has executed towards its long term strategy and expect strong performance over the next two years."

     FINANCIAL RESULTS
                                                        Three Months ended Dec 31                 Year ended Dec 31
                                                         2000               1999               2000               1999
                                                         ----               ----               ----               ----
Net Sales                                             2,929,978          2,311,593          12,150,750          7,754,952

Cost of Goods Sold                                    2,063,378          1,264,238           7,728,095          4,826,266

Gross Margin                                            866,600          1,047,355           4,422,655          2,928,686

Total Operating Expenses                                799,281            753,035           7,937,776          3,029,370

Income (loss) from Operations                            67,319            294,320          (3,515,121)          (100,684)

Other Income (Expense)                                   60,054             10,301             136,295            (48,786)

Net Income (loss) Before Tax                            127,373            304,621          (3,378,826)          (149,470)

Provision for Income Taxes                              (11,600)                 0                   0                  0

Net Income (Loss) After Tax                             138,973            304,621          (3,378,826)          (149,470)

Basic and diluted Earnings per Share                       0.00               0.01               (0.08)                 *

Dilutive Shares Outstanding                          48,151,702         33,173,966          43,165,436         33,173,966
* Less than $0.01 per share

Simtek Corporation delivers the world's fastest re-programmable nonvolatile semiconductor memories and the industry's most cost-effective FPGA to ASIC conversions. Information on Simtek products can be obtained from its web page: www.simtek.com; email: info@simtek.com; by calling (719) 531-9444; or fax (719) 531-9481. The company is headquartered in Colorado Springs, Colorado, with international sales and marketing channels. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board.


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


FORWARD-LOOKING STATEMENTS

     This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements predicting the availability of new products during 2000 and statements by Mr. Mitchell predicting the Company's future growth. Such statements involve risks and uncertainties, and actual results could differ materially from the results anticipated in such forward-looking statements as a result of a number of factors, including, but not limited to, the risk of delays in the availability of new products due to technological, market or financial factors including the availability of necessary working capital, or the other factors described in the Company's most recent Form 10-KSB and Form 10-QSB filed with the Securities and Exchange Commission.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                              SIMTEK CORPORATION


April 6, 2001                                By: /s/Douglas Mitchell
                                                 -------------------------------
                                                  DOUGLAS MITCHELL
                                                  Chief Executive Officer
                                                  President and Chief Financial
                                                  Officer (acting)



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